UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 11, 2019

Willamette Valley Vineyards, Inc.

(Exact name of Company as specified in its charter)

Oregon	0-21522	93-0981021
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
  8800 Enchanted Way SE
Turner, OR 97392

(Address of principal executive offices)

(503) 588-9463

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock,	WVVI	NASDAQ Capital Market
Series A Redeemable Preferred Stock	WVVIP	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2019, the board of directors of Willamette Valley Vineyards, Inc. (the “Company”) appointed Mr. John Ferry as the Company’s Chief Financial Officer effective September 16, 2019.

Mr. Ferry, 53, has previously served as President of Contact Industries, a wood products based OEM supplier from November 2014 until July 2019. He has also served as CFO of Lifeport Inc. a division of Sikorsky Aircraft from April 2012 to November 2014 and CFO and President of CNC Diversified Manufacturing from May 2007 to November 2011. Further, he has served in senior financial leadership positions in various Aerospace related industries dating back to 1996. Mr. Ferry has earned an Executive MBA from Bath University, in England, and a MA Hon’s degree in Accounts/Economics from Dundee University in Scotland.

Mr. Ferry was not appointed as the Company’s Chief Financial Officer pursuant to any arrangement or understanding with any other person.

Mr. Ferry has no family relationships with any current director, director nominee, or executive officer of the Company, and there are no transactions or proposed transactions, to which the Company is a party, or intended to be a party, in which Mr. Ferry has, or will have, a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Under the terms of an employment agreement between Mr. Ferry and the Company (the “Employment Agreement”) dated September 11, 2019, Mr. Ferry will receive a base salary of $140,000 per year. Additionally, Mr. Ferry is eligible to receive an annual performance-based incentive payment of up to $15,000. Performance goals will be established annually between Mr. Ferry and the Company’s CEO.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the complete copy of the Employment Agreement which is filed herewith as Exhibit 10.1

Mr. Ferry is replacing Mr. Richard Goward who announced his intention to retire from the CFO position on July 18, 2019. Mr. Goward will continue his employment with the Company during a yet to be determined transition period.

ITEM 9.01        Exhibits

10.1     Employment Agreement between John Ferry and Willamette Valley Vineyards, Inc., dated September 11, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLAMETTE VALLEY VINEYARDS, INC.

Date: September 16, 2019	By:	/s/ JAMES W. BERNAU

James W. Bernau
President

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